Exhibit 5




                                                   June 30, 1998




IMS Health Incorporated
200 Nyala Farms
Westport, CT 06880



Ladies & Gentlemen:


         We have acted as counsel to IMS Health Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 22,175,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), which may be issued to employees in accordance with the Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards, Replacement Plan for Certain Non-Employee Directors Holding Cognizant Corporation Equity-Based Awards, Replacement Plan for Certain Individuals Holding Cognizant Corporation Stock Options, Employee Stock Purchase Plan and Savings Plan (the "Equity Plans").

         We have examined a copy of each Plan, the Registration Statement (including the exhibits thereto) and the related Prospectuses (the "Prospectuses"). In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
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         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         We hereby advise you that in our opinion the original issue shares of Common Stock issuable pursuant to the Equity Plans, when duly authorized and issued as contemplated by the Registration Statement, the related
Prospectuses and the Equity Plans, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.


                                                   Very truly yours,


                                                   SIMPSON THACHER & BARTLETT